Exhibit T3F.1

CROSS-REFERENCE TABLE

TIA Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.8; 7.10; 11.2
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	11.3
	(c)	11.3
313	(a)	7.6
	(b)(1)	7.6
	(b)(2)	7.6
	(c)	7.6; 11.2
	(d)	7.6
314	(a)	4.6; 4.7
	(b)	12.2(b)
	(c)(1)	11.4
	(c)(2)	11.4
	(c)(3)	11.4
	(d)	12.5
	(e)	11.5
	(f)	N.A.
315	(a)	7.1(b)
	(b)	7.5; 11.2
	(c)	7.1(a)
	(d)	7.1(c)
	(e)	6.11
316	(a)(last sentence)	2.9
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	9.4
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.4
318	(a)	11.1
318	(c)	11.1

N.A. means Not Applicable.